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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT TO 1934


                                  May 13, 2005
                        (Date of earliest event reported)



                              TB WOOD'S CORPORATION
             (Exact name of registrant as specified in its charter)



          DELAWARE                   1-14182                25-1771145
  (State of incorporation)          Commission            (IRS Employer
                                    File Number         Identification No.)

      440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA                17201
       (Address of principal executive office)             (Zip Code)


                                  717-264-7161
              (Registrant's telephone number, including area code)

                                    No Change
              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
          STANDARD; TRANSFER OF LISTING.

         (a) On May 13, 2005, the Nasdaq Stock Market ("Nasdaq") notified us that TB Wood's Corporation (the "Company") was not in compliance with the independent director requirements for continued inclusion under Nasdaq Marketplace Rules 4350(c)(1). As described below, based upon the resignation of one of our directors who is an executive officer of the Company and therefore does not satisfy the Nasdaq independence standards, we are again in compliance with the independent director requirements for continued inclusion under Nasdaq Marketplace Rules 4350(c)(1).


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (b) On May 12, 2005, in order to enable the Company to comply with Marketplace Rules 4350(c)(1), Mr. William T. Fejes, our President and Chief Executive Officer resigned as a director. We are currently conducting a search for an additional qualified independent director and, following the recruitment of such an independent director, we expect Mr. Fejes to rejoin our Board of Directors at that time.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TB WOOD'S CORPORATION


                                   By /s/ Joseph C. Horvath
                                   ------------------------
                                   Vice President-Finance
                                   (Principal Financial and Accounting Officer)

                                   Date:   May 16, 2005